Exhibit 10.9

                                  AGREEMENT FOR

                               CONSULTING SERVICES

THIS AGREEMENT FOR CONSULTING SERVICES (the "Agreement") is entered into on this 1st day of May 2002 by and between SQUYRES WORLDWIDE VENTURES INCORPORATED (hereinafter "SWVI"), with its principal place of business at 1920 Main Street, Suite 980, Irvine, California 92614, and ENVIRONMENTAL SOLUTIONS WORLDWIDE INCORPORATED (hereinafter "Client"), a Florida corporation, with its principal place of business at 132 Penn Avenue Telford, PA 18969.

Hereafter, the Client and SWVI are referred to collectively as "Parties", and singularly as "Party".

Whereas, the Parties desire to set forth the terms and conditions under which services shall be performed.

NOW, THEREFORE, in consideration of these promises of the mutual covenants herein, the Parties hereto agree as follows:

WITNESSETH:

WHEREAS, SWVI is engaged in the consulting business of providing and rendering advertising and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining SWVI as a consultant for the purposes of providing advertising and corporate communications services so as to better, more fully and more effectively communicate its news and corporate information.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

I ENGAGEMENT OF SWVI. Client herewith engages SWVI and SWVI agrees to render to Client advertising, communications, advisory and consulting services.

A The consulting services to be provided by SWVI shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase exposure and corporate awareness and to communicate news and information regarding the Client's business via advertising services. Client acknowledges that SWVI's ability to relate information regarding Client's activities is directly related to the information provided by Client to SWVI.

B Client acknowledges that SWVI will devote such time as is reasonably necessary to perform the services for Client, having due regard for SWVI commitments and obligations to other business for which it performs consulting services.

TERM AND TERMINATION. This is a three-month renewable contract. SWVI will receive an option to purchase 220,000 common shares of Client at an exercise price of $.01 per share (the "Common Shares"). Said Common Shares will be "Free Trading" and will be delivered free of restriction from sale. This Agreement will automatically renew for successive three-month periods on the same terms and conditions (additional option to purchase 220,000 of Client for $.01 for each successive three-month period) unless terminated by either Party no later than the 90th day following the date of this Agreement, or the 90th day following each renewal period. Prior to each three-month period, both Parties will discuss and agree if the contract shall continue for another three-month period. If the parties cannot agree the contract is terminated. SWVI will bill Environmental Solutions Worldwide, Inc. for all expenses incurred. Environmental Solutions Worldwide, Inc. shall approve in advance travel expenses to be incurred by SWVI on its behalf.

ARTICLE VI - INDEMNITY

(a) Since SWVI must at all times rely upon the accuracy and completeness of information supplied to it by the Client's officers, directors, agents, and employees, the Client agrees to indemnify, hold harmless, and defend, SWVI, its officers, directors, agents, employees and other representatives at the Client's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by the Client to SWVI.

(b) SWVI agrees to indemnify, hold harmless and defend, Client and its officers, directors, agents, employees and other representatives, at SWVI's cost and expense, in any proceeding or suit which may arise out of or result from or incident to (i) the negligence of SWVI or its officers, directors, agents, employees or other representatives in the performance of services under this Agreement or (ii) any breach of any covenant or warranty of SWVI in this Agreement. SWVI agrees that it shall not release or distribute any press releases or other materials or written or oral information concerning Client unless the President of Client shall have approved in advance the press releases or materials or information to be distributed or oral statements or disclosures to be issued or made.

ARTICLE VII - GRANT OF LICENSE

(a) SWVI hereby grants a license to the Client, through the duration of this Agreement, to use SWVI's exclusive system, lists, manuals, and trademarked and copyrighted materials. Due to the unique and proprietary nature of these systems and materials, SWVI will revoke this license upon termination of this Agreement for any reason and all such materials, and lists must be returned to SWVI immediately thereafter and their use by the Client discontinued.

(b) SWVI agrees that all information disclosed to it about the Client's products, processes and services are the sole property of the Client and it will not assert any rights to any confidential or proprietary information or material, nor will it directly or indirectly, except as required in the conduct of its duties under this Agreement, and only if approved by the President of the Client in advance of dissemination or disclosure, disseminate or disclose any such confidential information; and

(c) Upon termination of this Agreement, SWVI will return to the Client all documents, records, notebooks and similar items of or containing information concerning Client, including confidential information, then in its possession, including copies thereof, whether prepared by SWVI or others.

ARTICLE VIII - REPRESENTATIVE AND NOTICES

           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by facsimile if sent during normal business hours of the recipient and sent by certified or registered mail, postage pre-paid, return receipt requested, within twenty-four (24) hours of such facsimile; if not sent during normal business hours of the recipient, then on the next business day if sent by certified or registered mail, postage pre-paid, return receipt requested, within twenty-four (24) hours of such facsimile;

           (c) five (5) days after having been sent by certified or registered mail, postage pre-paid, return receipt requested; or (d) two (2) business days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Client or SWVI at the address or facsimile number as set forth on the first page hereof or at such other address or facsimile number as the Client or SWVI may designate by ten (10) days advance written notice to the other party hereto.

ARTICLE IX - ARBITRATION/JURISDICTION OF COURT

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Orange County, California, in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing Party shall be entitled to recover from the losing Party all fees, costs and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals. Judgment upon the award rendered therein may be entered in any Court having jurisdiction thereof. Jurisdiction for any legal action is stipulated between the Parties to lie in Orange County, California.

ARTICLE X - MISCELLANEOUS

           This Agreement constitutes the entire agreement between the Client and SWVI related to providing financial relations services. It supersedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those herein expressed. No agreement hereafter, including amendments to this Agreement, made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

           This Agreement shall in all respects be interpreted and construed, and the rights of the Parties hereto shall be governed, by the laws of the State of California.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers.

ENVIRNOMENTAL SOLUTIONS                     SQUYRES WORLDWIDE
WORLDWIDE INCORPORATED                      VENTURES INCORPORATED

BY:______________________________           BY:______________________________
                                               SHANNON T. SQUYRES, PRESIDENT

DATE:_____________________________          DATE:_____________________________